A 254 Form of Office Lease Approved by the Committee on Real Property Law of The Association of the Bar of the City of New York.

PRINTED BY JULIUS BLUMBERG, INC., LAW BLANK PUBLISHERS 80 EXCHANGE PLACE AT BROADWAY, NEW YORK

NOTE: THIS LEASE PROVIDES, IN ARTICLE 6, FOR THE FURNISHING BY THE LANDLORD TO THE TENANT OF ELECTRICITY AND AIR CONDITIONING. IF THE TENANT IS TO OBTAIN ITS OWN ELECTRICITY BY SEPARATE METER, SUBDIVISION (e) SHOULD BE DELETED FROM ARTICLE 6; IF THE LANDLORD IS NOT TO SUPPLY AIR CONDITIONING, SUBDIVISION (f) SHOULD BE DELETED THEREFROM.

Lease, made the 15th day of MAY, 2015

between 3505-3555 VETERANS REALTY, LLC

whose address is 3505 Veterans Memorial Highway, Suite A, Ronkonkoma, New York 11779,

(hereinafter called Landlord)

and LAKELAND INDUSTRIES, INC.

whose address is 701-7 Koehler Avenue, Ronkonkoma, New York 11779,

(hereinafter called Tenant)

DESCRIPTION WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the space as presently constituted (hereinafter called the Premises) known as Suite C and 20.59% of Suite B on the ground floor in the building known as 3555 Veterans Memorial Highway, LAKELAND OFFICE CONDOMINIUM

INITIALS Ronkonkoma, Suffolk County New York (hereinafter called the Building),

TERM FOR A TERM to commence on June 1, 2015 and end at 12 o'clock noon on May 31 2018 or on such earlier date as this Lease may terminate as hereinafter provided, except that, if any such date falls ~~on a~~ Sunday or a holiday, then this Lease shall end at 12 o'clock noon on the business day next preceding the aforementioned date, AT THE ANNUAL RENTAL RATE OF $

RENTAL SEE ANNEXED SCHEDULE A - BASE RENTS SCHEDULE

~~THE~~ LANDLORD herein is a wholly owned subsidiary of J & L PROPERTY INVESTORS, LLC. ALL RENTS PAYABLE HEREUNDER SHALL BE PAID TO J & L PROPERTY INVESTORS, LLC.

~~payable in equal monthly instalments, in advance, on the first day of each calendar month during the term~~ Landlord acknowledges receipt from Tenant of the sum of $ by check, for rent to and including the day of

If Landlord is unable to give possession of the Premises on the date of commencement of the term of this Lease by reason of the holding over of any tenant or occupant, or because construction, repairs or improvements are not completed, rent shall abate for the period that possession by Tenant is delayed. If such delay shall continue for more than 45 days, then Tenant may, within 10 days after the expiration of said 45 day period, give Landlord a notice of election to terminate this Lease. Unless possession of the Premises shall sooner be made available to Tenant, this Lease shall terminate on the 10th day after the giving of said notice and Landlord shall return to Tenant the consideration paid. Landlord shall have no obligation to Tenant for failure to give possession except as above provided.

The parties further agree as follows:

PURPOSE 1. Tenant shall use and occupy the Premises as all permitted office building purposes and for no other purpose. Landlord represents that the Premises may lawfully be used for said purpose.

COVENANT TO PAY RENT 2. Tenant shall pay rent and additional rent to Landlord at Landlord's said address or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set-off.

CARE AND REPAIR OF PREMISES 3. Tenant shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the Federal, State and Municipal governments, or any of their departments, and regulations of the New York Board of Fire Underwriters, applicable to the Premises; ~~Landlord shall make all necessary repairs to the Premises, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees.~~ All improvements made by Tenant to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Landlord upon installation. Not later than the last day of the term Tenant shall, at Tenant's expense, remove all of Tenant's personal property and those improvements made by Tenant which have not become the property of Landlord, including trade fixtures, cabinet work, movable paneling, partitions and the like, repair all injury done by or in connection with the installation or removal of said property and improvements, and surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, excepted. All property of Tenant remaining on the Premises after the last day of the term of this Lease shall conclusively be deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense.

NEGATIVE COVENANTS 4. Tenant shall not, without Landlord's written consent: (a) make any alterations, additions or improvements in, to or about the Premises;* (b) do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building; (c) permit the accumulation of waste or refuse matter; (d) abandon the Premises or suffer the Premises to become vacant or deserted; or (e) assign, mortgage, pledge or encumber this Lease, in whole or in part, or underlet the Premises or any part thereof.

NO ASSIGNMENT NO SUBLETTING Covenant (e) above shall be binding upon the legal representatives of Tenant, and upon every person to whom Tenant's interest under this Lease passes by operation of law, but shall not apply to assignment or subletting to the parent or subsidiary of a corporate Tenant or to consolidation or merger of such Tenant.

* Notwithstanding the foregoing, Tenant may make cosmetic alterations to the Premises without Landlord's consent.

RULES AND REGULATIONS 5. Tenant shall observe and comply with the rules and regulations hereinafter set forth, which are made part hereof, and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building.

SERVICES 6. Landlord shall furnish the following services: ~~(a) passenger elevator service on business days, except Saturdays, from 8:00 A.M. to 6:00 P.M., it being agreed that at all other times there shall be one elevator subject to call; (b) heat when and as required by law, on business days;~~ (c) ~~hot and~~ cold water for lavatory purposes without charge, but if a further supply of water is required by Tenant, Tenant shall, at Tenant's expense, install (and shall thereafter maintain at Tenant's expense) a water meter to register such consumption, and Tenant shall pay as additional rent, when and as bills are rendered, for water consumed, at the cost to Landlord, and for sewer rents and all other rents and charges based upon such consumption of water; (d) cleaning services customary in the Building from time to time, if the Premises are used exclusively as offices; (e) subject to the provisions of Article 7, electricity for usual office requirements; and (f) air cooling, during the appropriate season, on business days, except Saturdays, from 8:30 A.M. to 6:00 P.M.

ELEVATOR, HEAT, WATER, CLEANING

ELECTRICITY AND AIR CONDITIONING

ELECTRIC LOAD 7. Tenant shall not use any electrical equipment which in Landlord's reasonable opinion will overload the wiring installations or interfere with the reasonable use thereof by Landlord or other tenants in the Building.

DAMAGE BY FIRE 8. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed 30% of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the 60th day following the damage, give Tenant a notice of election to terminate this Lease, or if said cost of restoration will equal or exceed 50% of said replacement value and if the Premises shall not be reasonably usable for the purposes for which they are leased hereunder, then Tenant may, no later than the 60th day following the damage, give Landlord a notice of election to terminate this Lease. In the event of either of said elections this Lease shall be deemed to terminate on the 3rd day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the rent and additional rent shall be apportioned as of the date of said surrender and any rent paid for any period beyond said date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than 30% of said replacement value of the Building, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. Landlord need not restore fixtures and improvements owned by Tenant.

INITIALS

In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the Premises are not reasonably usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this Article shall include repairs. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that Landlord receives the proceeds of rent insurance in lieu of such rent.

WAIVERS OF SUBROGATION Notwithstanding the provisions of Article 3 hereof: In any event of loss or damage to the Building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and TO THE EXTENT POSSIBLE WITHOUT ADDITIONAL COST, EACH PARTY SHALL OBTAIN, FOR EACH POLICY OF SUCH INSURANCE, PROVISIONS PERMITTING WAIVER OF ANY CLAIM AGAINST THE OTHER PARTY FOR LOSS OR DAMAGE WITHIN THE SCOPE OF THE INSURANCE, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

EMINENT DOMAIN 9. If the Premises or any part thereof or any estate therein, or any other part of the Building materially affecting Tenant's use of the Premises, be taken by virtue of eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking, the rent and additional rent shall be apportioned as of said date and any rent paid for any period beyond said date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award or any payment in lieu thereof; but Tenant may file a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

DEFAULT REMEDIES 10. If Tenant defaults in the payment of rent or additional rent or defaults in the performance of any of the covenants or conditions hereof, Landlord may give to Tenant notice of such default and if Tenant does not cure any rent or additional rent default within 5 days, or other default within 10 days, after the giving of such notice (or, if such other default is of such nature that it cannot be completely cured within such 10 days, if Tenant does not commence such curing within such 10 days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease on not less than 3 days' notice to Tenant, and on the date specified in said notice the term of this Lease shall terminate, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.

DEFICIENCY In any case where Landlord has recovered possession of the Premises by reason of Tenant's default Landlord may at Landlord's option occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Tenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Landlord's option, and receive the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided; and Tenant agrees, whether or not Landlord has relet, to pay to Landlord damages equal to the rent and other sums herein agreed to be paid by Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Tenant on the several rent days above specified. In reletting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of Tenant's liability hereunder.

Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by any law now or hereafter in force.

Landlord's remedies hereunder are in addition to any remedy allowed by law.

NO WAIVER OR CHANGES 11. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

LANDLORD'S RIGHT TO COLLECT RENT FROM ANY OCCUPANT 12. If (a) the Premises are underlet or occupied by anybody other than Tenant and Tenant is in default hereunder, or (b) this Lease is assigned by Tenant, then, Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of such assignee, under-tenant or occupant as Tenant, or a release of Tenant from further performance of the covenants herein contained.

SUBORDINATION 13. This Lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereafter affect such leases or the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or by any of the lessors under such underlying leases. Tenant hereby appoints Landlord attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant. If any underlying lease to which this Lease is subject terminates, Tenant shall on timely request attorn to the owner of the reversion.

SECURITY DEPOSIT 14. Tenant shall deposit with Landlord on the signing of this Lease the sum of $8,225.00 as security for the performance of Tenant's obligations under this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. If Landlord applies any part of said deposit to cure any default of Tenant, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease.

LANDLORD'S RIGHT TO CURE TENANT'S BREACH 15. If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys' fees, incurred by Landlord in doing so (whether paid by Landlord or not) shall be deemed additional rent payable on demand.

MECHANIC'S LIEN 16. Tenant shall within 10 days after notice from Landlord discharge any mechanic's lien for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

NOTICES 17. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by registered or certified mail in a postpaid envelope addressed (a) if to Tenant, at the Building and (b) if to Landlord, at Landlord's address first above set forth, or at such other addresses as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, upon delivery thereof, and if mailed, upon the 3rd day after the mailing thereof.

or reputable overnight courier

LANDLORD'S RIGHT TO INSPECT AND REPAIR 18. Landlord may, but shall not be obligated to, enter the Premises at any reasonable time, on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purposes of inspection or the making of such *repairs, replacements and additions in, to, on and about the* Premises or the Building, as Landlord deems necessary or desirable. Tenant shall have no claim or cause of action against Landlord by reason thereof except as provided in Article 19 hereof.

INTERRUPTION OF SERVICES OR USE 19. Interruption or curtailment of any service maintained in the Building if caused by strikes, mechanical difficulties, or any causes beyond Landlord's control whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of over 3 business days, by the making of repairs, replacements or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant or Tenant's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent during the period of such untenantability.

CONDITIONS OF LANDLORD'S LIABILITY 20. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord IN WRITING of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed within a reasonable time after receipt of said notice to remedy such conditions.

LANDLORD'S RIGHT TO SHOW PREMISES 21. Landlord may show the Premises to prospective purchasers and mortgagees and, during the 4 months prior to termination of this Lease, to prospective tenants, during business hours upon reasonable notice to Tenant.

NO REPRESENTATIONS 22. Neither party has made any representations or promises, except as contained herein, or in some further writing signed by the party making such representation or promise.

QUIET ENJOYMENT 23. Landlord covenants that if and so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

TENANT'S ESTOPPEL 24. Tenant shall from time to time, upon not less than 10 days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this Article may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building.

WAIVER OF JURY TRIAL 25. To the extent such waiver is permitted by law the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

MARGINAL NOTATIONS 26. The marginal notations in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

HEIRS, ASSIGNS 27. The provisions of this Lease shall apply to, bind and enure to the benefit of Landlord and Tenant, and their respective successors, legal representatives and assigns; it being understood that the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the Building, so that in the event of any sale or sales of the Building or of any lease thereof or if the mortgagee shall take possession of the Premises, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the lessee or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

SEE ANNEXED RIDER FOR ADDITIONAL TERMS, COVENANTS AND CONDITIONS OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

In the presence of:

....

....

3505-3555 VETERANS REALTY, LLC
Landlord
BY: [signature]
Louis D. Colletti, Managing Member

LAKELAND INDUSTRIES, INC.,
Tenant
BY: [signature]

(Please type or print name and title of signing party above)

SCHEDULE A

BASE RENTS SCHEDULE

TENANT shall pay the following base rents during the rent term of this Lease;

ANNUAL BASE RENTS

A. Forty-Nine Thousand Three Hundred Fifty and 00/100 ($49,350.00) Dollars per annum during the first year of the rent term hereunder, commencing June 1, 2015.

B. Fifty Thousand Eight Hundred Thirty and 50/100 ($50,830.50) Dollars per annum during the second year of the rent term hereunder, commencing June 1, 2016.

C. Fifty-Two Thousand Three Hundred Fifty-Five and 42/100 ($52,355.42) Dollars per annum during the third year of the rent term hereunder, commencing June 1, 2017.

MONTHLY RENTS

Said annul base rents shall be payable monthly on the first day of each month during the rent term as follows:

A. $4,112.50 on June 1, 2015 and the same amount on the first day of each succeeding month during the first year of the rent term hereunder.

INITIALS

B. $4,235.88 on June 1, 2016 and the same amount on the first day of each succeeding month during the second year of the rent term hereunder.

C. $4,362.95 on June 1, 2017 and the same amount on the first day of each succeeding month during the third year of the rent term hereunder.

RIDER ANNEXED TO LEASE DATED MAY, 2015, BETWEEN 3505-3555 VETERANS REALTY, LLC, LANDLORD, and LAKELAND INDUSTRIES, INC., TENANT

This Rider and the contents thereof as hereinafter set forth amends and supplements the aforesaid Lease. Insofar as any provisions hereinafter set forth are in conflict with the printed provisions of the aforesaid Lease, the provisions of this Rider shall be deemed to override and supersede the aforesaid printed provisions.

28th. A. ADDITIONAL RENT: INCREASES OVER PRESENT TAXES

In the event at any time during the term hereof the total annual real property taxes for the entire condominium unit C and 20.59% of Unit B and premises demised hereunder are increased over and above the total sum of $17,418.67 (being $14,732.92 for Unit C and $2,685.75 for 20.59% of Unit B), the 2014/2015 real estate taxes for Unit C and 20.59% of Unit B, then the difference representing the total increase of any subsequent tax lien year over the said "tax base" shall be paid to the Landlord by the Tenant as additional rent, to be paid within thirty (30) days after the first half of said increased tax becomes due and payable to the proper taxing authority or fifteen (15) days from date of receipt by Tenant of a copy of the bill for said increase taxes, whichever is sooner. Any increase of taxes payable by Tenant to Landlord pursuant hereto shall be deemed added rent collectible by summary proceeding or otherwise, at the option of the Landlord. In the event of commencement of any legal proceedings to collect the same, the Landlord shall be entitled to legal fees, in addition to the sum demanded, in an amount equal to 15% of the amount due, but in no event less than $1,000.00, and such fees may be demanded in any such legal proceeding. It is further expressly understood and agreed that the rental amounts to be paid by Tenant after payment by Landlord of real property taxes in the amount set forth above is and shall

INITIALS

be deemed a net rental to Landlord with Tenant paying any and all real property taxes hereafter levied during the term hereof over and above the base tax amount set forth herein.

28th. B. SUBSTITUTIONS FOR TAXES

Notwithstanding anything to the contrary, if at any time during the term of this Lease there shall be levied, assessed and/or imposed in substitution in whole or in part of real estate taxes, a tax, charge or capital levy or otherwise (other than a general gross receipts, franchise, income or similar tax) on the rents received from said real estate or personal property or the rents reserved herein, Tenant will be liable for and pay the same as hereinabove provided.

28th. C. APPORTIONMENT OF TAX PAYMENTS

INITIALS

Payment of taxes by Tenant pursuant to this paragraph shall be apportioned with respect to the first and last years of the term hereunder, and Tenant shall be liable for only that portion of the taxes based upon the lien year of said taxes, during such period or periods it is liable for rent hereunder.

29th. A. LEASE ASSIGNMENT AND SUBLETTING

Subject to the provisions of paragraph "29th.B", below, notwithstanding the provisions of paragraph "4th" of the within Lease, it is understood and agreed that the Tenant shall have the right to assign this Lease (or sublet not exceeding a total of 50% of the leased premises) only with the Landlord's written consent. Landlord's consent to any such assignment (or subletting of less than a total of 50% of the demised premises) shall not be unreasonably withheld. It is expressly understood and agreed that any such assignment or subletting shall not in any way affect the obligations of the Tenant under this Lease and Tenant shall continue liable therefor. With respect to any assignment; (1) written notice thereof shall be given to Landlord within ten (10) days from the date thereof; and (2) the

assignee shall assume in writing all the terms, covenants and conditions of this Lease; and (3) that an executed and acknowledged copy of the assignment and assumption agreement shall be furnished to the Landlord within ten (10) days from the date thereof. The foregoing provisions shall be applicable to each and every assignment or subsequent assignment and/or subletting. Acceptance of rent by the Landlord from an assignee Tenant without such notice and receipt of a copy of assumption of Lease shall not constitute a waiver of the above requirements. The Tenant shall not be entitled to assign or sublet pursuant to this paragraph at any time during which it is in default in the payment of rent. Acceptance of rent by the Landlord from any occupant of the demised premises or assignee, subtenant or any successor or alleged successor in interest of the Tenant, with or without notice, shall in no event relieve the Tenant from its obligation to pay rent under the terms of this Lease or to perform any other obligation of the Tenant hereunder. Further, acceptance of such rent shall not constitute recognition of any other occupant, or person, firm or corporation as lawful Tenant, subtenant or occupant of the demised premises under this Lease.

INITIALS

29th. B. CONDITION PRECEDENT TO LEASE ASSIGNMENT

Notwithstanding anything contained in this paragraph or in paragraph "4th" of this Lease to the contrary, no assignment whatsoever shall be made by Tenant, in any event, until Tenant has been in possession of the demised premises for at least one (1) year.

29th. C. SUBLETTING

With respect to any subletting, each and every subletting agreement shall be in writing and a true copy thereof, (duly executed by the Tenant and the Sublessee) shall be delivered to the Landlord within ten (10) days of the execution thereof.

29th. D. ARTICLE XI OF THE LAKELAND OFFICE CONDOMINIUM BY-LAWS

Notwithstanding anything contained in this paragraph "29th" or in paragraph "4th" of this Lease to the contrary, it is hereby expressly acknowledged and agreed that any and all assignments hereunder shall be subject to the terms and conditions of the By-Laws of the Lakeland Office Condominium and any amendments thereto.

30th. LIABILITY INSURANCE

Prior to the date of occupancy of the premises hereunder by the Tenant, the Tenant shall furnish to the Landlord a public liability policy or certificate thereof, naming the Landlord thereon as an insured party with limits of not less than Two Million ($2,000,000.00) Dollars. Premiums for such insurance shall be payable by the Tenant. Upon failure of the Tenant to obtain and deliver said liability insurance or a certificate thereof, during the entire term hereof, the Landlord may thereupon obtain the same on behalf of the Tenant and the premiums for the same will be due upon the next day the rent is due hereunder as additional rent, and shall be collectible as additional rent by the summary proceeding or otherwise.

INITIALS

31st. BROKERAGE

Each party represents that it did not consult with any broker other than Coldwell Banker Commerical Real Estate regarding the premises herein demised. Each party further agrees to indemnify the other party against any claim by any other broker for brokerage commission arising out of this Lease, if such claims are founded upon the falsity of the representations herein set forth, and shall further reimburse the other for reasonable attorney's fees in the defense of any lawsuit by any other broker, (or defend such lawsuit by its own attorney) in the event said lawsuit by any other broker is based upon the facts indicating the falsity of the representations herein set forth. The Landlord further represents that no other broker has informed

him the Tenant hereunder was interested in the leasing of this building and further that no other broker had the exclusive right to Lease this building. The word "Landlord" as set forth in this paragraph shall be deemed to include Louis D. Colletti, and Martin J. Racanelli, as well as any partnership, limited liability entity, or corporation in which said individuals are principals.

32nd. ATTORNEY'S FEES ON SUMMARY PROCEEDING

In the event a summary proceeding is commenced by the Landlord or its successors and assigns, for non-payment of rent during any part of the term hereunder, then the Landlord shall be entitled to attorney's fees in the amount of fifteen percentum 15%), but in no event less than $1,000.00 of the amount due and claimed thereon as added rent in default and such attorney's fees may be added to the amount demanded in any such summary proceeding. A summary proceeding shall be deemed to have been commenced hereunder upon service of petition and precept upon the Tenant. Such legal expense shall be payable together with the defaulted rent, and in default of payment may be added to the amount of the rent due for the succeeding month's rent. This clause shall be applicable to any assignee of the Tenant hereunder as well as the Tenant. This provision shall expressly apply following the expiration of this Lease where the Tenant or assignee continues in possession of the demised premises. Added rent payable by Tenant pursuant to any provisions of this Lease maybe collected, at the option of the Landlord, by summary proceeding together with attorney's fees therein as herein provided. Tenant expressly agrees that it will not include any counterclaim for any defense to a summary proceeding for past due rent commenced by the Landlord pursuant to this paragraph.

INITIALS

33nd. PAYMENTS FOR UTILITIES

It is expressly understood and agreed between the parties hereto

that Tenant shall pay directly to the appropriate Utility Company and be responsible for all electricity and gas consumed by Unit C during the term of this Lease. Landlord represents that Unit C is separately metered and the parties agree that prior to occupancy the Tenant shall open accounts in its name and pay for all electricity and gas consumed by Unit C during the term of this Lease. With respect to the 20.59% of Unit B, Landlord will bill Tenant monthly for 20.59% of the gas and electric consumed by the entire Unit B and Tenant will pay same as additional rent.

34th. A. TENANT'S OBLIGATION TO MAKE REPAIRS

Tenant shall make all necessary repairs to the demised premises made necessary by the use or neglect by Tenant, or Tenant's agents, employees, visitors or licensees. Tenant shall further be responsible for damages to other portions of the building that may be caused by Tenant, its agents or employees or by visitors or invitees of the Tenant. Replacement of light bulbs and all interior painting, decorating and cleaning/janitorial services shall be the responsibility of the Tenant.

INITIALS

34th. B. LANDLORD'S OBLIGATION TO MAKE REPAIRS

Except as hereinabove provided for, Landlord shall be responsible during the entire term for all necessary repairs and maintenance to the Condominium common areas, to the interior (not including painting or decorating and cleaning) and to the exterior of the demised premises, including but not limited to heating, plumbing, electrical and air conditioning equipment and roof repairs provided, however, Landlord shall not be responsible for such repairs and/or maintenance as may be required by reason of the acts, omissions, or default on the part of the Tenant, its agents, employees, guests, visitors or invitees.

35th. SUBORDINATION TO EASEMENTS

This Lease is subject and subordinate to any utility or drainage easement or easements now in effect with respect to the premises

and/or to any utility or drainage easements hereafter granted by Landlord (or by the Lakeland Office Condominium) provided same do not unreasonably interfere with the Tenant's use or enjoyment of the premises. The Tenant further agrees at the request of the Landlord at any time during the term hereof to execute any and all instruments to effect subordination to any such utility easement or easements.

36th. FIRE INSURANCE CANCELLATION

That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises or permit anything to be brought into said premises or to be kept therein, which will in anyway cause the cancellation or threatened cancellation of fire insurance on said demsed premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause a cancellation of fire insurance on said building or threaten to bring about cancellation of the fire insurance on said building. Tenant agrees to promptly remedy any condition bringing about or threatening to bring about cancellation of fire insurance on said building. In the event the Tenant fails to promptly remedy such condition, Landlord is expressly empowered herewith to enter in and upon the premises, by force or otherwise and correct the same at the cost and expense of the Tenant, such cost to be deemed additional rent payable on and after the first of the month next ensuing.

INITIALS

37th. LATE CHARGES

It is expressly understood and agreed that in the event the Tenant fails to pay any monthly installment of rent on or before the 5th day of the month in which the same becomes due that the Tenant shall pay the Landlord as a "late charge" five (5%) percentum of the rent due and said "late charge" shall be due and payable for each and every month until such rent is paid in full.

It is understood and agreed that no late charge shall be due hereunder unless the letter forwarding such payment is postmarked later than three (3) days from the date said late installment was due. Late payments of "additional rent" payable under this Lease shall also be subject to such "late charge" of five (5%) percentum per month. Such late charges shall be payable first from any rental payments received from Tenant. Tenant shall be entitled to pay its rent and additional rent in person at the offices of Landlord located at 3505 Veterans Memorial Highway, Suite A, Ronkonkoma, New York.

38th. PARAGRAPH HEADINGS

The paragraph headings set forth in this rider are solely for reference and convenience and shall in no way be deemed to affect, amend or limit the provisions set forth in this Rider.

39th. ALL AGREEMENTS DEEMED MERGED

INITIALS

It is expressly understood and agreed that all understandings and agreements hereto had between the parties hereto are merged in this Lease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, or representation, not embodied in this Lease, made by the other party or any other person, firm or corporation, or any real estate broker or salesman purporting to represent or to be acting on behalf of the Landlord.

40th. NOT AN OFFER

Submission of this document for examination or signature by Tenant does not constitute an offer for a Lease, and it is not to be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

41st. LIMIT BY LANDLORD'S LIABILITY

If the Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals,

such as joint venture, general or limited liability partnerships, companies or associations) such individual shall be under no personal liability with respect to any of the provisions of this Lease, and if such individual hereto is in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the equity of such individual, partnership or limited liability entity in the land and building of which the premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against any partner, member, employee or agent of Landlord by reason of such default by Landldord.

42nd. "COMMON CHARGES" DUE TO THE CONDOMINIUM

Landlord shall be responsible for all common charges imposed on the demised premises by the Board of Managers of the Condominium. "Common Charges" include but are not limited to maintenance and repair of the exterior common elements and supplying water to the demised premises, snow removal, and maintenance of the sprinkler system.

INITIALS

43rd. WAIVER OF SUBROGATION

In order to secure to the Landlord and the Tenant benefits pursuant to the General Rules of the New York Fire Insurance Rating Organization, the Landlord and Tenant hereby agree to waive any and all rights of subrogation which may accrue to them during the term of this agreement to recover for any loss occasioned by fire, casualty or otherwise for which the Tenant is or may be liable to the Landlord or the Landlord liable to the Tenant, provided however that:

A. The provisions of this paragraph do not in anyway affect, diminish or invalidate the protection afforded the Landlord or Tenant by virtue of any of its contracts of insurance with any insurance carrier; and,

B. The compensation to which the Landlord or Tenant may be

entitled by virtue of such loss is not in anyway diminished or decreased by reason hereof.

C. In the event Landlord or Tenant is unable to obtain or maintain fire insurance (including vandalism and malicious mischief) in a licensed New York Insurance Company acceptable to the lending institution mortgagee by reason of the provisions of this paragraph, the provisions of this entire paragraph shall be deemed cancelled, null and void.

44th. INSURANCE DOCUMENTATION

Whenever the Tenant herein is required to obtain and furnish insurance under this Lease and Lease Rider, the policy and/or certificate therefore shall recite the Landlord as J & L PROPERTY INVESTORS, LLC and the subsidiary 3505-3555 VETERANS REALTY, LLC, as the insured or additional insured parties, as their interests may appear or equivalent.

INITIALS

45th. TENANT TO CONFORM TO LAWS

The Tenant shall promptly, at the Tenant's own costs and expense, comply with all statutes, ordinances, rules, order, regulations and requirements of federal, state, county, town or local governments, or any of the departments or bureaus in connection and arising from the use by the Tenant of the demised premises and/or from the overall conduct of the Tenant's business, whether or not same is directed to the Landlord or the Tenant, provided, however, that the Tenant shall have the right to contest any such statutes, ordinances, rules, orders, regulations or requirements in any court of law or equity having jurisdiction over the same. In such event, Tenant agrees to indemnify Landlord and save Landlord harmless for any and all liabilities and expenses incurred by Landlord including but not limited to reasonable legal fees. In the event there is a legal requirement to make a repair, alteration or improvement to the premises, Tenant shall be obligated to comply with the same only if such compliance is

necessitated by Tenant's use of the premises or its improper acts or omissions, or negligence. It shall be Tenant's responsibility in the first instance to challenge any allegations of violations by any government or municipal entity.

46th. PROHIBITED USE AND/OR STORAGE OF TOXIC MATERIALS

Tenant hereby agrees not to use, handle, store, or dispose of any hazardous or toxic waste substance upon the premises which is prohibited by any federal, state or local statute, ordinance, or regulation or would violate any of the above. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, from any loss, damage, claims, liabilities or clean-up costs arising out of Tenant's use, handling, storage, or disposal of any such hazardous, toxic waste, or substance on the premises. All principals of Tenant shall be personally liable for Tenant's obligations under this paragraph, which obligations shall specifically survive the Termination of this Lease.

INITIALS

47th. OCCUPANCY OF PREMISES

Tenant shall not be entitled to occupy the premises until it has satisfactorily completed the following:

a. Tenant's check for the 1st month's rent and the security deposit have cleared,

b. Tenant has opened the utility service accounts in its name pursuant to paragraph 33 of this Lease Rider, and

c. Tenant has submitted insurance documentation to Landldord in conformance with paragraphs 30 and 44 of this Lease Rider.

48th. TENANT'S INSURANCE ACKNOWLEDGEMENT

Landlord has informed Tenant that neither Landlord's nor the Condominium's insurance policies provide coverage for contents of the demised premises owned by the Tenant. Tenant acknowledges receipt of the aforesaid advise and agrees to obtain any insurance coverage it desires for its personal property directly on its own account.

49th. "GOOD GUY" LEASE CANCELLATION

Provided it is in full compliance with all of terms of this lease at such time, at any time after April 30, 2017 Tenant may, upon sixty (60) days prior written notice, cancel this lease.

50th. LANDLORD'S WORK

Landlord will perform the following prior to delivery of the premises to the Tenant:

a. Landlord shall paint and carpet the entire premises,

b. Landlord shall replace all damaged or missing ceiling tiles,

omit c. ~~Landlord shall create closet space as shown on the attached sketch, and~~

d. Landlord shall deliver the premises in broom clean condition with all mechanicals in good working order.

3505-3555 VETERANS REALTY, LLC,
Landlord

BY: [signature]
Louis D. Colletti,
Managing Member

LAKELAND INDUSTRIES, INC.,
Tenant

BY: [signature]

(Please Print or Type the Name and Title of the Signing Party Above)